8% Cumulative Redeemable Preferred Stock

                        Cenex Harvest States Cooperatives

                                    FORM OF
                             UNDERWRITING AGREEMENT

                                                                January __, 2003


D. A. DAVIDSON & CO.
US BANCORP PIPER JAFFRAY INC.
FAHNESTOCK & CO., INC.
as Representatives of the Several Underwriters
         c/o D. A. Davidson & Co.
         8 Third Street North Davidson Building
         Great Falls, Montana 59401

Ladies and Gentlemen:

         Cenex Harvest States Cooperatives, a Minnesota cooperative (the "Company"), proposes to issue and sell to the several underwriters named in
SCHEDULE I hereto (each an "Underwriter" and, collectively, the "Underwriters"), for which you are acting as representatives (the "Representatives"), an aggregate of 2,500,000 shares of the Company's 8% Cumulative Redeemable Preferred Stock, with a liquidation preference of $25.00 per share plus all accumulated and unpaid dividends on such share (the "Preferred Stock"), the terms of which are more fully described in the Registration Statement and the Prospectus (as hereinafter defined). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 375,000 shares of Preferred Stock as provided in Section 2 hereof.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (File No.333-101916), which contains a prospectus subject to completion used in connection with the public offering and sale of the Preferred Stock. Such registration statement, as amended at the time it was declared effective by the Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (collectively, the "Rules and Regulations"), and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) under the Act, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 under the Act provided by the Company for use in connection with the offering of the Preferred Stock (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act) differs from the prospectus on file at the time the Registration Statement was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 under the Act) from and after the time such prospectus is filed with the Commission pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means each preliminary prospectus included in the Registration Statement prior to the time it became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 under the Act contained in the Registration Statement. Reference to the Registration Statement, the Prospectus and the Preliminary Prospectus include all information incorporated therein by reference.

            For purposes of this Agreement, the term "Subsidiaries" refers to the Company's wholly- and majority-owned subsidiaries and limited liability companies; and the term "Material Joint Ventures" refers to Agriliance LLC, CF Industries, United Harvest LLC, TEMCO LLC, Horizon Milling LLC, and Ventura Foods LLC.

         The Company hereby confirms its agreement with respect to the sale of the Preferred Stock to the Underwriters as follows:

         1. Representations and Warranties of the Company.

         The Company represents and warrants to, and covenants with, each of the Underwriters as follows (provided that, each representation and warranty made with respect to the Material Joint Ventures, or any of them, shall be deemed to have been made to the knowledge of the Company; and provided further, that the Company will be deemed to have "knowledge" of a particular fact or other matter with respect to a Material Joint Venture if any executive officer or director of the Company is aware of such fact or matter after reasonable inquiry of the senior management of the Material Joint Venture regarding the accuracy of the applicable representation or warranty):

            (a) The Registration Statement has been declared effective by the Commission under the Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. If the Company has elected to rely upon Rule 430A under the Act, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Copies of the Registration Statement, each Preliminary Prospectus, and the Prospectus, any amendments or supplements thereto, and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered to the Representatives.

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission nor have any proceedings been instituted or, to the Company's knowledge, threatened for that purpose. No Preliminary Prospectus, at the time of filing thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, on behalf of any Underwriter, specifically for use in the preparation thereof.

         (c) As of the time the Registration Statement was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus, and at the Closing Date (as hereinafter defined), (i) the Registration Statement and Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations; (ii) the Registration Statement did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document made in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, on behalf of any Underwriter, specifically for use in the preparation thereof. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the Company' knowledge, contemplated or threatened by the Commission.

         (d) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Preferred Stock other than any Preliminary Prospectus or the Prospectus.

         (e) The Company satisfies the requirements for use of Form S-2, as set forth in the General Instructions thereto.

         (f) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-2, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations").

         (g) There are no contracts, agreements or other documents of the Company or any Subsidiary that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act and the Rules and Regulations which have not been so described or filed as required.

         (h) There are no business relationships or related-party transactions involving the Company or any Subsidiary required to be described in the Prospectus which have not been described as required.

         (i) The consolidated financial statements of the Company and its subsidiaries, together with the notes thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, comply in all material respects with the requirements of the Act and the Rules and Regulations and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the related notes thereto). No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The financial information included in the Preliminary Prospectus and Prospectus under the caption "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" presents fairly in all material respects the information purported to be shown therein at the dates and for the periods indicated.

         (j) PricewaterhouseCoopers LLP, who certified the financial statements (which term, as used in this Agreement, includes the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and as required by the Act and the Rules and Regulations.

         (k) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (l) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.

         (m) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Preferred Stock by the Company, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, or (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens would have a material adverse effect upon the business condition (financial or otherwise), earnings, operations, properties, business or business prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"); or (iii) violate or conflict with any provision of the articles or certificate of incorporation, charter, bylaws or other governing documents of the Company or any of its Subsidiaries. No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except such as have been made or obtained under the Act and as may be required under state securities or blue sky laws or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

         (n) The Preferred Stock has been duly authorized and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable and will in all material respects conform to the description thereof contained in the Prospectus; the issuance of the Preferred Stock is not subject to preemptive or other similar rights; and holders of Preferred Stock will be entitled to the same limitation of personal liability under Minnesota cooperative law as is extended to stockholders of Minnesota for-profit corporations.

         (o) Other than as contemplated by this Agreement or described in the Prospectus, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (p) The Shares have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (q) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Preferred Stock.

         (r) The Company has been duly organized and is validly existing as a cooperative under the laws of the State of Minnesota, and is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary and Material Joint Venture has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. The Company and its Subsidiaries and Material Joint Ventures have all requisite power and authority (corporate and other) to own their respective properties and conduct their respective businesses as currently being carried on and as described in the Prospectus.

         (s) The Company is organized without capital stock on a membership basis. The authorized equity of the Company is as described under the caption "Business - Membership and Authorized Capital" and "Description of Preferred Stock" in the Prospectus. The only outstanding equity interests in the Company are the patrons' equities and the Company's previously issued 8% preferred stock. All of the outstanding 8% preferred stock of the Company has been duly authorized and validly issued, has been issued in compliance with all federal and state securities laws and was not issued in violation of any preemptive right, resale right, right of first refusal or similar right, and is fully paid and nonassessable. Neither the filing of the Registration Statement nor the offering or sale of the Preferred Stock, as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any equity securities of the Company.

         (t) The Company does not own or control, directly or indirectly, any corporation, limited liability company, or other entity required to be listed in
Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002, that is not so listed; and, since August 31, 2002, the Company has not formed or acquired, directly or indirectly, any corporation, limited liability company, or other entity that will be required to be so listed pursuant to Item 601(a)(21) in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

         (u) All the outstanding shares of capital stock or membership interests of each wholly-owned Subsidiary and, to the Company's knowledge, each majority-owned Subsidiary, have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

         (v) Except for restrictions imposed by (i) National Cooperative Refinery Association's board of directors on its ability to pay patronage dividends, (ii) applicable loan or credit facilities and (iii) applicable law, no Subsidiary or Material Joint Venture is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's or Material Joint Venture's capital stock or membership interests, or from repaying any loans or advances made by the Company to such Subsidiary or Material Joint Venture, and no Subsidiary is restricted from transferring any of its property or assets to the Company.

         (w) Neither the Company nor any Subsidiary or Material Joint Venture is
(i) in violation of its respective articles or certificate of incorporation, charter, bylaws or other governing documents, or (ii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any such Subsidiary or Material Joint Venture is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary or Material Joint Venture is subject, where any such violation, breach or default would have, individually or in the aggregate, a Material Adverse Effect on the performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

         (x) The Company, its Subsidiaries and Material Joint Ventures have good title to all properties owned by them that are material to their respective operations, in each case free and clear of all liens, encumbrances and defects, and the property held under lease by the Company, its Subsidiaries and Material Joint Ventures is held by them under valid, subsisting and enforceable leases, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties; (ii) described in the Registration Statement or the Prospectus; or (iii) could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

         (y) Each of the Company, its Subsidiaries and Ventura Foods, LLC owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement and Prospectus. None of the Company or its Subsidiaries or Ventura Foods, LLC has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

         (z) The Company, its Subsidiaries and Material Joint Ventures are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are customary for their businesses including, in the case of the Company, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors' and officers' liability. The Company has no reason to believe that it or any Subsidiary or Material Joint Venture will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither of the Company nor any Subsidiary or Material Joint Venture has been denied any insurance coverage which it has sought or for which it has applied during the last five years.

         (aa) The Company, its Subsidiaries and Material Joint Ventures have filed all necessary federal, state and foreign income and franchise tax returns and have paid or made provision for the payment of all taxes required to be paid by any of them and, if due and payable, any related assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries and Material Joint Ventures has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could reasonably be expected to have a Material Adverse Effect.

         (bb) The Company and each of its Subsidiaries and Material Joint Ventures has all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits of and from all public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as may be described in the Registration Statement and the Prospectus. The conduct of the business of the Company and each of the Subsidiaries and Material Joint Ventures is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any Subsidiary or Material Joint Venture has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

         (cc) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change, or any development that could reasonably be expected to have a Material Adverse Effect, in the business condition (financial or otherwise), earnings, operations, properties, business or business prospects of the Company and its Subsidiaries and Material Joint Ventures, taken as a whole (a "Material Adverse Change"), whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or its Subsidiaries and Material Joint Ventures which would materially affect the Company or the Subsidiaries and Material Joint Ventures, taken as a whole, other than in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its equity securities or on any class of capital stock or membership interests of a Subsidiary, except regular redemptions of patrons' equities and patronage dividends declared by the Board of Directors of the Company and paid by the Company in the ordinary course of business in accordance with the redemption and patronage dividend policies established by the Board of Directors; (iv) neither the Company nor any Subsidiary or Material Joint Venture has incurred, other than in the ordinary course of business, any material liabilities or obligations, indirect, direct or contingent; and (v) there has not been (A) any change in the equity securities of the Company or the capital stock or membership or other equity interests of any Subsidiary or Material Joint Venture, or any issuance of warrants, convertible securities or other rights to purchase equity securities of the Company or the capital stock or membership or other equity interests of any Subsidiary or Material Joint Venture, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any Subsidiary or Material Joint Venture other than borrowings after such dates under the credit facilities described in the Prospectus and, with respect to the Material Joint Ventures, borrowings made in the ordinary course of business consistent with past practices. Neither the Company nor any of its Subsidiaries or Material Joint Ventures has any contingent liabilities which are not disclosed in the Prospectus or in the Registration Statement that are material to the Company and its Subsidiaries and Material Joint Ventures, taken as a whole.

         (dd) There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any Subsidiary or Material Joint Venture of the Company is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which could reasonably be expected to (i) result in any Material Adverse Change, or (ii) materially and adversely affect the Company's performance under this Agreement or the consummation of any of the transactions contemplated hereby.

         (ee) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). None of the Company or any Subsidiary is, or after receipt of payment for the shares of Preferred Stock will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act. Following this offering, each of the Company and its Subsidiaries will conduct its respective business in a manner so as not to become subject to the Investment Company Act.

         (ff) Neither the Company nor any of its affiliates has, directly or indirectly, taken any action designed to cause or result in the stabilization or manipulation of the price of the Preferred Stock to facilitate the sale or resale of the Preferred Stock.

         (gg) Neither of the Company nor any of its Subsidiaries is currently doing business with the government of Cuba or with any person located in Cuba.

         (hh) Each of the Company and its Subsidiaries and Material Joint Ventures is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred or is expected to occur with respect to any "pension plan" (as defined in ERISA) of the Company or its Subsidiaries or Material Joint Ventures which could reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary or Material Joint Venture has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), in each case which could reasonably be expected to have a Material Adverse Effect; and each "pension plan" for which the Company or any Subsidiary or Material Joint Venture would have any liability that is intended to be qualified under Section 501(a) of the Code is so qualified in all material respects and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification, except for such loss as would not reasonably be expected to have a Material Adverse Effect.

         (ii) No hazardous substances, hazardous wastes, pollutants or contaminants have been deposited or disposed of in, on or under the properties of the Company or any Subsidiary or Material Joint Venture during the period in which the Company or any Subsidiary or Material Joint Venture has owned, occupied, managed, controlled or operated such properties in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action (other than remedial actions of the type routinely carried out at facilities of like character to those operated by the Company, its Subsidiaries and Material Joint Ventures) which would not have, or could not be reasonably expected to have, singularly or in the aggregate with all such violations or remedial actions, a Material Adverse Effect.

         (jj) No labor disturbance by the employees of the Company or any of its Subsidiaries or Material Joint Ventures that could reasonably be expected to have a Material Adverse Effect exists or is imminent.

         2. Purchase, Sale and Delivery of Preferred Stock.

         (a) On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of shares of Preferred Stock set forth opposite their respective names on SCHEDULE I hereto (the "Firm Shares"). The purchase price per share of Preferred Stock to be paid by the several Underwriters to the Company shall be $24.0625.

            (b) Delivery of the Firm Shares to be purchased by the Underwriters against payment therefor shall be made by the Company and the Representatives as provided in Sections 2(d) and 2(e) below at 9:00 a.m. Rocky Mountain time (i) on the third full business day following the first day that the shares of Preferred Stock are traded; (ii) if this Agreement is executed and delivered after 2:30 P.M., Rocky Mountain time, the fourth full business day following the day that this Agreement is executed and delivered; or (iii) at such other time and date not later than seven full business days following the first day that shares of Preferred Stock are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 11 hereof), such time and date of payment and delivery being herein called the "Closing Date"; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(f) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two full business days following delivery of copies of the Prospectus to the Representatives.

            (c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 additional shares of Preferred Stock (the "Option Shares") from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the Closing Date, is referred to herein as the "Option Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE I opposite the name of such Underwriter bears to the total number of Firm Shares, and the Company agrees to sell the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold by the Company. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

            (d) Payment for the Shares shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer in immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. D. A. Davidson & Co., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any shares of Preferred Stock to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

            (e) The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Option Shares that the Underwriters have agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

            (f) Not later than 12:00 noon on the second business day following the date the shares of Preferred Stock are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

         3. Offering by the Underwriters.

         The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Firm Shares (and Option Shares, as the case may be) as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         4. Covenants.

         The Company covenants and agrees with the several Underwriters as follows:

         (a) The Company will notify the Representatives promptly (i) of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information. If the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b). The Company will prepare and file with the Commission, promptly upon the Representatives' request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in the Representatives' reasonable opinion, may be necessary or advisable in connection with the distribution of the Preferred Stock; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) which is not in compliance with the Act or to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

         (b) The Company will advise the Representatives, promptly after the Company receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction or for listing on the Nasdaq National Market, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

            (c) During such period of time after the first date of the public offering of the Preferred Stock during which a prospectus relating thereto is required to be delivered under the Act in connection with sales by the Underwriters, acting as underwriters and not dealers (the "Distribution Period"), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the sale and distribution of the Preferred Stock by the Underwriters as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, (i) the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or (ii) it becomes necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, then the Company will promptly notify the Representatives and will prepare and file with the Commission, and furnish at its own expense to the Underwriters, an amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act.

         (d) The Company shall furnish to the Representatives a copy of any report or document proposed to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act during the Distribution Period not less than one business day before the filing thereof; and the Company shall timely file with the Commission all reports and documents required to be filed under the Exchange Act in order to comply with the Exchange Act subsequent to the date of the Prospectus and during the Distribution Period.

         (e) The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Preferred Stock for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity or to registration as a securities dealer. In each jurisdiction in which the Preferred Stock has been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

         (f) The Company will furnish to the Underwriters copies of the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits), each of the Preliminary Prospectuses, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

         (g) For a period of five years commencing with the date hereof, the Company will furnish to the Representatives copies of all documents, proxy statements, reports and information as are furnished by the Company to the holders of its preferred stock generally.

         (h) The Company will make generally available to holders of the Preferred Stock as soon as practicable, but in any event not later than 18 months after the "effective date of the Registration Statement" (as defined in Rule 158(c)) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

         (i) The Company will apply the net proceeds from the sale of the Preferred Stock for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

         (j) The Company will not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Preferred Stock to facilitate the sale or resale of the Preferred Stock.

         (k) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than as contemplated herein.

         (l) For so long as the shares of Preferred Stock sold in the offering contemplated by this Agreement are outstanding, the Company will use its commercially reasonable efforts to cause the Preferred Stock to continue to be listed on the Nasdaq National Market or a comparable securities exchange or market; provided, however, that the Company shall not be obligated to change its director qualification standards or procedures for nominating and electing directors, or otherwise modify its corporate governance structure to maintain such listing.

         (m) For so long as the shares of Preferred Stock sold in the offering contemplated by this Agreement are outstanding, the Company shall engage and maintain a registrar and transfer agent for the Preferred Stock.

         (n) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representatives, the market price of the Preferred Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, promptly prepare, consult with the Representatives concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

         (o) The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act to comply with the Exchange Act subsequent to the date of the Prospectus and during the Distribution Period.

         (p) During the period commencing on the Closing Date through December 31, 2003, the Company will not, without the prior written consent of D.A. Davidson & Co. and US Bancorp Piper Jaffray Inc., offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company) directly or indirectly, or announce the offering of, any additional shares of Preferred Stock or any securities convertible into, or exchangeable for, Preferred Stock; provided, that, during such period, the Company may issue and sell shares of Preferred Stock (i) pursuant to any dividend reinvestment plan of the Company; (ii) in exchange for the Company's currently outstanding 8% preferred stock; or (iii) in an underwritten public offering.

         (q) For the period commencing January 1, 2004 and ending February 1, 2008, the Company will not without the prior written consent of D.A. Davidson & Co. and U.S. Bancorp Piper Jaffray Inc. issue additional shares of Preferred Stock except as set forth in the Amended And Restated Resolution Creating A Series Of Preferred Equity To Be Designated 8% Cumulative Redeemable Preferred Stock, adopted by the Board of Directors of the Company on January 7, 2003.

         5. Costs and Expenses.

         (a) The Representatives shall be entitled to receive from the Company, for themselves alone and not as representatives of the several Underwriters, a non-accountable expense allowance of one hundred thousand dollars ($100,000). The Representatives shall be entitled to withhold this allowance on the Closing Date with respect to shares of Preferred Stock delivered by the Company on the Closing Date.

         (b) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Preferred Stock; (ii) all expenses and fees (including fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees and expenses of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including any Blue Sky Memoranda reasonably requested by the Representatives; (iii) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Preferred Stock for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representatives shall designate; (iv) the fees and expenses of the transfer agent and registrar; (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, any required review by the NASD of the terms of the sale of the Preferred Stock; (vi) listing fees; and (vii) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for herein.

         (c) Except as provided in this Section 5, Section 7, and Section 9(b), the Underwriters will pay all of their own costs and expenses, including transfer taxes on resale of any shares of Preferred Stock by the Underwriters and any advertising expenses connected with any offers that they may make.

         (d) If the sale of the Preferred Stock provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled (and such non-fulfillment is not due to the Underwriters' actions or omissions), then Company shall either (i) reimburse the Underwriters for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Preferred Stock or in contemplation of performing their obligations hereunder, or (ii) pay the Representatives the non-accountable expense allowance of one hundred thousand dollars ($100,000), whichever is less. The Company shall not in any event be liable to any Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

         6. Conditions of Underwriters' Obligations.

            The obligations of the several Underwriters to purchase and pay for the shares of Preferred Stock as provided herein on the Closing Date and, with respect to the Option Shares, the Option Closing Date, are subject to the accuracy of the Company's representations and warranties set forth in Section 1 hereof, as of the date hereof and at the Closing Date (as if made at the Closing
Date) and, with respect to the Option Shares, as of the Option Closing Date (as if made at the Option Closing Date), to the timely performance by the Company of its covenants and other obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective prior to the execution of this Agreement or at such later time and date as the Representatives shall have approved in writing, and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company or any Representative, threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Representatives' reasonable satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (b) The Representatives shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in the Representatives' reasonable opinion, is material, or omits to state a fact which, in the Representatives' reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which misstatement or omission has not been corrected.

         (c) Between the date hereof and the Closing Date (or the Option Closing Date, as the case may be), no Material Adverse Change shall have occurred or become known to the Company that, in the Representatives' reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Preferred Stock as contemplated by the Prospectus.

         (d) The Representatives shall have received on the Closing Date and the Option Closing Date, as the case may be, (i) an opinion of Dorsey & Whitney LLP, counsel for the Company, substantially in the form of EXHIBIT A attached hereto, and (ii) an opinion from David A. Kastelic, Esq., Senior Vice President and General Counsel of the Company, substantially in the form of EXHIBIT B attached hereto, which opinions shall be dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters. Counsel rendering such opinions may rely as to questions of law not involving the laws of the United States or the

State of Minnesota upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials.

         (e) The Representatives shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion from Stoel Rives LLP, counsel for the Underwriters, dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters, as to such matters as the Underwriters may reasonably request. Such counsel shall have received such papers and information as they reasonably request from the Company to enable such counsel to pass upon such matters.

         (f) On the Closing Date and on the Option Closing Date, as the case may be, the Representatives shall have received a letter from PricewaterhouseCoopers LLP, independent certified public accountants, dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters, in the form previously agreed with the Representatives.

            (g) You shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

                       (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

                       (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, are pending or threatened under the Act; and

                       (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and in all material respects conformed to the requirements of the Act; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are or were made) not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

            (h) The shares of Preferred Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

            (i) The Company shall have complied with the provisions of Sections 2(f) and 4(e) hereof with respect to the furnishing of Prospectuses.

            (j) On or before each of the Closing Date and the Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the shares of Preferred Stock as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

         All opinions, certificates, letters and other documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Representatives and the Underwriters' counsel.

         7. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses ("Losses"), joint or several, to which such Underwriter may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Preferred Stock or the offering contemplated hereby, and which is included as part of or referred to in any Losses or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, except that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such Losses or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, specifically for use in the preparation thereof; and provided further, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such Losses purchased shares of Preferred Stock from an Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) in any case where such delivery of the Prospectus (as amended or supplemented) was required by the Act.

         (b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act, against any Losses to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representatives), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of such Underwriter, specifically for use in the preparation thereof; and (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such Losses purchased shares of Preferred Stock from an Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) in any case where such delivery of the Prospectus (as amended or supplemented) was required by the Act; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such Losses or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this
Section 7. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

            After notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (D.A. Davidson & Co. and US Bancorp Piper Jaffray Inc. in the case of subsection (b) above, representing the indemnified parties who are parties to such action)); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Preferred Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first paragraph of this subsection (e).

The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the shares of Preferred Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

            (g) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party.

            (h) The parties to this Agreement hereby acknowledge that they are sophisticated business entities that were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

            8. Representations and Agreements to Survive Delivery.

            All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Preferred Stock to and by the Underwriters hereunder and any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7.

         9. Termination.

         (a) The Representatives shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the Closing Date (i) if in the reasonable opinion of the Representatives there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as contemplated in the Registration Statement or the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business; (ii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; (iii) if the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder; (iv) if any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled and such non-fulfillment is not due to the Underwriters' actions or omissions;
(v) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to market the Preferred Stock in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Preferred Stock; or (vi) if trading in the Preferred Stock has been suspended or limited by the Commission or the Nasdaq National Market, or if trading in securities generally on either the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the Nasdaq National Market or by order of the Commission or any other governmental authority, or the NASD, or if a banking moratorium has been declared by federal, Minnesota, or New York authorities.

            (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of (i) the Company to any Underwriter, except as provided in Section 5(d) hereof; (ii) any Underwriter to the Company, or (iii) of any party hereto to any other party except that the provisions of
Section 7 shall at all times be effective and shall survive such termination.

         10. Default by the Company.

         If the Company shall fail at the Closing Date to sell and deliver the number of Preferred Stock which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

         11. Default By the Underwriters.

         (a) If any Underwriter or Underwriters shall default in their obligations to purchase the Preferred Stock which they have agreed to purchase hereunder, the Representatives may in their discretion arrange for the purchase of such Preferred Stock by themselves or another party or other parties on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Preferred Stock, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Preferred Stock on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have has so arranged for the purchase of such Preferred Stock, or the Company notifies the Representatives that it has so arranged for the purchase of such Preferred Stock, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Preferred Stock. The foregoing shall not relieve any defaulting Underwriter from liability for its default.

         (b) If, after giving effect to any arrangements for the purchase of the Preferred Stock of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Preferred Stock which remains unpurchased does not exceed 10% of the aggregate number of shares of all the Preferred Stock to be purchased, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares of Preferred Stock which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate number of shares of Preferred Stock which such Underwriter agreed to purchase hereunder) of the Preferred Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Preferred Stock of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Preferred Stock which remains unpurchased exceeds 10% of the aggregate number of shares of all the Preferred Stock to be purchased, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Preferred Stock of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         12. Information Furnished by Underwriters.

            The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

         13. Notices.

         Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Underwriters, c/o D. A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, Attention: Syndicate Department; if to the Company, shall be mailed or delivered to it at Cenex Harvest States Cooperatives, 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, Attention: Chief Executive Officer. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         14. Persons Entitled to Benefit of Agreement.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Preferred Stock from the Underwriters.

         15. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

         16.      Severability.

            The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

         17.      General Provisions.

            This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto (it being understood that execution by the Representatives of any such amendment or modification shall constitute execution by the Underwriters) , and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with any other Underwriter or with the Company.

         18.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                    Very Truly Yours,

                                    CENEX HARVEST STATES COOPERATIVES


                                    By ___________________________


Accepted as of the date hereof.

D. A. Davidson & Co. US Bancorp Piper Jaffray Inc. Fahnestock & Co., Inc


By:      D.A. DAVIDSON & CO.

By:      ________________________________

         Name: ________________________________

         Title: _________________________________

         For itself and on behalf of the Representatives

                                   SCHEDULE I


                                                      Total Number of Shares
                                                                of
Underwriter                                               Preferred Stock
-----------
                                                          To Be Purchased

D.A. Davidson & Co. ................................

US Bancorp Piper Jaffray Inc........................

Fahnestock & Co. Inc................................

                  Total ............................         2,500,000

                                    EXHIBIT A

                     FORM OF OPINION OF DORSEY & WHITNEY LLP

                                    EXHIBIT B

                   FORM OF OPINION OF DAVID A. KASTELIC, ESQ.,
            SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY